                          SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material under Rule 14a-12
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

                           Berkshire Bancorp Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
 |X|  No fee required.
 |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:

____________________________________________________________

      (2)  Aggregate number of securities to which transaction applies:

____________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

____________________________________________________________

      (4)  Proposed maximum aggregate value of transaction:

____________________________________________________________

      (5)  Total Fee Paid:

____________________________________________________________

      |_|  Fee paid previously with preliminary materials.

____________________________________________________________

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:

____________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

____________________________________________________________

     (3)  Filing party:

____________________________________________________________

     (4)  Date filed:

____________________________________________________________

                             BERKSHIRE BANCORP INC.
                                  160 Broadway
                            New York, New York 10038
                               Tel: (212) 791-5362


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 15, 2003

To the Stockholders of
BERKSHIRE BANCORP INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Berkshire Bancorp Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 15, 2003, at 10:00 A.M. (eastern time), at the offices of Blank Rome LLP, The Chrysler Building, 14th Floor, Boardroom, 405 Lexington Avenue, New York, New York 10174, for the purpose of considering and acting upon the following:

     1. To elect five directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 27, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment(s) thereof.

     Enclosed with this Notice are a Proxy Statement, a proxy card and return envelope, and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2002 (which includes the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission).

     All stockholders are cordially invited to attend the meeting in person.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED.

                                           By Order of the Board of Directors of
                                           BERKSHIRE BANCORP INC.

                                           Emanuel J. Adler
                                           Secretary
Dated: April 8, 2003

                             BERKSHIRE BANCORP INC.
                                  160 Broadway
                            New York, New York 10038
                          Telephone No.: (212) 791-5362

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2003

                                                                   April 8, 2003

Information Regarding Proxies

     This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Berkshire Bancorp Inc. (the "Company") for use at the Company's 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 15, 2003, at 10:00 A.M. (eastern time), at the offices of Blank Rome LLP, The Chrysler Building, 14th Floor, Boardroom, 405 Lexington Avenue, New York, New York 10174 and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of the Company on or about April 8, 2003.

     The principal executive offices of the Company are located at 160 Broadway, New York, New York 10038.

     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies principally by the use of the mail, directors, officers and other employees of the Company, acting on its behalf and without special compensation, may solicit proxies by telephone, facsimile, email or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. It is estimated that said solicitation costs will be nominal.

Outstanding Stock and Voting Rights

     The Board of Directors has fixed the close of business on March 27, 2003 as the record date (the "Record Date") for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record on the Record Date shall be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 2,237,976 shares of the Company's Common Stock were outstanding, each of which is entitled to one vote on each matter to be voted upon at the Annual Meeting. The Company's stockholders do not have cumulative voting rights. The Company has no other class of securities entitled to vote at the Annual Meeting.

Voting Procedures; Revocations

     When a proxy card in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon. If a proxy card is properly executed but no directions are indicated thereon, the shares will be voted FOR the election of each of the nominees for director named herein as shown on the form of proxy card.

     The Board of Directors does not know of any other business to come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof for which specific authority has not been solicited from the stockholders, then, to the extent permissible by law, the persons named in the proxies will vote the proxies (which confer authority upon them to vote on any such matters) in accordance with their judgment. A stockholder who executes and returns the enclosed proxy card may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary or Assistant Secretary of the Company, by executing a subsequently dated proxy card or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned a proxy card does not alone revoke such proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of American Stock Transfer & Trust Company, the Company's transfer agent.

     Proxies in the accompanying form are being solicited by, and on behalf of, the Company's Board of Directors. The persons named in the proxy have been designated as proxies by the Company's Board of Directors. Pursuant to Delaware corporate law, the presence of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote, represented at the Annual Meeting in person or by proxy, will constitute a quorum. If a quorum is present at the Annual Meeting, the nominees for director shall be elected by a plurality of the votes present (in person or by proxy) at the Annual Meeting and entitled to vote thereon. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authorityto vote is withheld by the broker because the broker has not received instructions from the beneficial owners on how to vote on such proposals ("Broker Non-Votes"). The five nominees receiving the highest vote totals will be elected as Directors of the Company. Accordingly, abstentions and Broker Non-Votes will not affect the outcome of the election.

                              ELECTION OF DIRECTORS

     The entire Board of Directors is to be elected at the Annual Meeting. The Company's by-laws presently set the size of the Board of Directors at not less than three (3) nor more than eleven (11). Accordingly, at the Annual Meeting, five (5) nominees will be elected to hold office as directors. The five persons listed below have been nominated to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. All of the nominees are currently directors of the Company. In the unexpected event that any of such nominees should become unable or decline to serve, proxies may be voted for the election of substitute nominees as are designated by the Company's Board of Directors.

     The names of the nominees for election as directors are listed below, together with certain personal information, including the present principal occupation and recent business experience of each nominee (based solely upon information furnished by such persons). Each of the persons named below has indicated to the Board of Directors of the Company that he will be able to serve as a director if elected and each has consented to be named in this Proxy Statement.

     Proxies in the accompanying form will be voted at the Annual Meeting in favor of the election of each of the nominees listed below, unless authority to do so is specifically withheld as to an individual nominee or nominees or all nominees as a group. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the unexpected event that any such nominee should become unable to or will not serve, the persons named in the accompanying proxy have discretionary authority to select and vote for the election of substitute management nominees. Directors will be elected by a plurality of the votes present at the Annual Meeting in person or by proxy and entitled to vote thereon (assuming a quorum exists).

                                                                        Year
                                                                     Commenced
                                                                     Serving as
                                                                     a Director
                  Name, Principal Occupation                           of the
                  and Other Directorships                      Age    Company
                  --------------------------                   ---   ----------
William L. Cohen                                               61       1993
     Mr. Cohen has been a private investor for over five years.
     Mr. Cohen was President,

     Chief Executive Officer and Chairman of the Board of
     The Andover Apparel Group Inc., an apparel manufacturing company, from 1980 to 2000.

Thomas V. Guarino                                              49       2001
     Mr. Guarino has served as a director of Goshen Savings
     Bank from 1996, and chairman of the Board of Directors of GSB Financial Corporation from April 1998, until the respective mergers of those companies into The
     Berkshire Bank and the Company in March 2001. Mr.
     Guarino is the President and Senior Portfolio Manager of the Hudson Valley Investment Advisors, Inc., an investment management and advisory company, a position he has held since 1995. Prior to that, he had been, since 1988, a Vice President of Fleet Investment
     Advisors, Inc. and was Vice President in charge of investments of Norstar Bank of the Hudson Valley from 1981 to 1988.

Moses Marx                                                     67       1995
     Mr. Marx has been a general partner in United Equities
     Company (a securities brokerage firm) since 1954 and a general partner in United Equities Commodities Company
     (a commodities brokerage firm) since 1972. He is also
     President of Momar Corp. (a private investment company). Mr. Marx is a director of The Cooper
     Companies, Inc. (a developer and manufacturer of healthcare products).

Steven Rosenberg                                               54       1995
     Mr. Rosenberg has served as President and Chief Executive
     Officer of the Company since March 1999 and served as Vice President-Finance and Chief Financial Officer of the Company from April 1990 to March 1999. Mr.
     Rosenberg continues to serve as the Chief Financial
     Officer of the Company. From September 1987 through
     April 1990, he served as President and Director of Scomel Industries, Inc., a company engaged in international marketing and consulting. Mr. Rosenberg is a director of The Cooper Companies, Inc.

Randolph B. Stockwell                                          56       1988
     Mr. Stockwell has been a private investor for over ten years. Since 1999, Mr. Stockwell has served as President of Yachting Systems of America, LLC, a small start-up company. He served in various capacities with the Community Bank, a commercial bank, from September 1972 to January 1987.

     There are no family relationships (whether by blood, marriage or adoption) among any of the Company's current directors or executive officers.

Board Committees, Meetings and Compensation

     The Board of Directors of the Company has established an Audit Committee and a Stock Incentive Committee. The Company does not have a nominating committee or a compensation committee. The Audit Committee is comprised of Messrs. Cohen, Guarino and Stockwell all of whom meet the independence requirements under current National Association of Securities Dealers corporate governance standards for companies whose securities are quoted on NASDAQ. The Stock Incentive Committee is comprised of Messrs. Cohen and Stockwell. The Audit Committee's functions include reviewing with the independent accountants the audit plan and result of the auditing engagement, reviewing the adequacy of the Company's system of internal accounting controls, and considering the range of audit and nonaudit services. The Stock Incentive Committees's functions presently consist of the administration of the Company's 1999 Stock Incentive Plan.

     During the fiscal year ended December 31, 2002, the Board met two times and acted six times by unanimous written consent. The Audit Committee met six times during fiscal 2002. The Stock Incentive Committee did not meet during fiscal 2002. Each director attended all of the total number of meetings of the Board and not less than 75% of the committees of the Board on which he served.

     For a description of compensation paid to Directors, see "Management Compensation - Compensation of Directors."

     Directors are elected annually by the Company's stockholders.

Executive Officers of the Company

     Set forth below is information regarding persons deemed executive officers of the Company who are not also directors.

        Name                   Age                      Office
        ----                   ---                      ------
Moses Krausz                   62       President and Chief Executive Officer of
                                        The Berkshire Bank

David Lukens                   53       Senior Vice President and Chief
                                        Financial Officer of The Berkshire Bank

     Mr. Krausz has been President of The Berkshire Bank (the "Bank") since March 1992 and its Chief Executive Officer since November 1993. Prior to joining the Bank, Mr. Krausz was Managing Director of SFS Management Co., L.P., a mortgage banker, from 1987 to 1992 and was President of UMB Bank and Trust Company, a New York State chartered bank, from 1978 to 1987.

     Mr. Lukens has been Senior Vice President and Chief Financial Officer of the Bank since December 1999. Prior to joining the Bank, Mr. Lukens was Senior Vice President and Chief Financial Officer of First Washington State Bank, a New Jersey commercial bank, from 1994 to 1999 and was Vice President and Controller at the Philadelphia, PA branch of Bank Leumi Le-Israel B.M., an international commercial bank, from 1978 to 1994.

Section 16(a) Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers (as defined therein), directors and persons owning more than ten (10%) percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the SEC. SEC regulations also require that a copy of all such Section 16(a) forms filed be furnished to the Company by its executive officers, directors and greater than ten (10%) percent stockholders.

     Based solely on a review of the copies of such forms and amendments thereto received by the Company, or on written representations from the Company's executive officers and directors that no Forms 5 were required to be filed, the Company believes that during fiscal 2002 all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of more than ten (10%) percent of its Common Stock were met.

Securities Held by Management

     The following table sets forth information regarding beneficial ownership of the Company's common stock as of the Record Date by (i) each of the Company's current directors, (ii) the individuals named in the Summary Compensation Table set forth below and (iii) all of the current directors and executive officers as a group. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days of the Record Date.



                                                           Common Stock
                                                     Beneficially Owned as of
                                                          the Record Date
                                                 -------------------------------
Name and Address of                                Number of         Percent of
Beneficial Owner (1)                                Shares          Common Stock
--------------------                             -------------      ------------
William L. Cohen                                     2,500 (2)             *
Thomas V. Guarino                                   31,781 (3)           1.4%
Moses Krausz                                        64,800 (4)           2.9%
David Lukens                                        10,200 (5)             *
Moses Marx                                       1,048,620 (6)          47.5%
Steven Rosenberg                                    20,861 (7)             *
Randolph B. Stockwell                                8,000 (8)             *
All executive officers and directors as a
group (seven persons)                            1,186,762 (9)          51.7%

*    Less than 1%.

     The business address, for purposes hereof, of all of the Company's directors and executive officers, is c/o the Company's principal executive offices at 160 Broadway, New York, New York 10038.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.
(2) Includes 1,000 shares issuable upon the exercise of options which have been granted to Mr. Cohen under the Company's 1999 Stock Incentive Plan.

(3) Includes 13,195 shares issuable upon the exercise of options which have been granted to Mr. Guarino under the Company's 1999 Stock Incentive Plan. Includes 2,286 shares held in trust for minor children and 301 shares held by Mr. Guarino's wife.
(4) Includes 50,000 shares issuable upon the exercise of options which have been granted to Mr. Krausz under the Company's 1999 Stock Incentive Plan. Does not include 503 shares owned by Mr. Krausz's spouse.
(5) Includes 10,000 shares issuable upon the exercise of options which have been granted to Mr. Lukens under the Company's 1999 Stock Incentive Plan.
(6) Includes 1,000 shares issuable upon the exercise of options which have been granted to Mr. Marx under the Company's 1999 Stock Incentive Plan and 125,000 shares owned by Momar Corporation. Does not include 43,067 shares owned by Eva and Esther, L.P. of which Mr. Marx has an 80.5% limited partnership interest. Mr. Marx's daughters and their husbands are the general partners of Eva and Esther, L.P.
(7) Includes 10,000 shares issuable upon the exercise of options which have been granted to Mr. Rosenberg under the Company's 1999 Stock Incentive Plan.
(8) Includes 1,000 shares issuable upon the exercise of options which have been granted to Mr. Stockwell under the Company's 1999 Stock Incentive Plan.
(9) Includes 86,195 shares issuable upon the exercise of outstanding options granted pursuant to the Company's 1999 Stock Incentive Plan.

Certain Relationships and Related Transactions

     In January 2000, the Bank entered into a lease agreement with Bowling Green Associates, LP, the principal owner of which is Mr. Moses Marx, a director of the Company, for commercial space to open a bank branch. The Company obtained an appraisal of the market rental value of the space from an independent appraisal firm and management believes that the terms of the lease, including the annual rent paid, $237,000 in fiscal 2002 and 2001, is comparable to the terms and annual rent that would be paid to non-affiliated parties in a similar commercial transaction for similar commercial space.

     In June 1999 and April 2001, the Company made term loans in the principal amount of $2,000,000 and $2,000,000, respectively, to Pharmaceutical Holdings Corp., a Delaware corporation, a principal stockholder of which is Momar Corporation ("Momar"). Mr. Marx is the principal stockholder of Momar. Such loans were made on substantially the same terms, including interest rate, as those prevailing at that time for comparable loans to unrelated parties and did not involve more than normal risk of collectibility or present other unfavorable features. The notes, which bear interest at prime plus 0.50%, are due in March 2003 and June 2003.

     In December 1999, the Bank loaned $1,500,000 to Ecogen, Inc., a corporation in which Mr. Marx may be deemed a principal stockholder. The loan was guaranteed by Momar. Contemporaneously with the making of the loan, Momar purchased a 100% interest in such loan on a non-recourse basis for a purchase price equal to the outstanding balance of the loan. The Bank serviced such loan on behalf of Momar for no additional consideration. Such loan was made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to unrelated parties and did not involve more than normal risk of collectibility or present other unfavorable features. In July 2002, the loan was repaid in full.

                             MANAGEMENT COMPENSATION

Executive Compensation

     The following table shows the compensation paid in or with respect to each of the last three fiscal years to the individual who served as the Company's Chief Executive Officer for the fiscal year ended December 31, 2002, and to each of the other executive officers who were paid more than $100,000 during the fiscal year ended December 31, 2002.

                         Summary Compensation Table (1)


                                              Annual Compensation
                                              -------------------
                                                                      All Other
Name and Principal Position            Year    Salary      Bonus    Compensation
---------------------------            ----    ------      -----    ------------
Steven Rosenberg                       2002   $167,500   $     --    $   --
 President, Chief Executive            2001   $152,500   $     --    $   --
 Officer and Chief Financial           2000   $125,000   $     --    $   --
 Officer
Moses Krausz                           2002   $347,288   $175,000    $10,050 (2)
 President and Chief Executive         2001   $330,750   $175,000    $ 9,300 (2)
 Officer of The Berkshire Bank         2000   $310,000   $175,000    $ 8,655 (2)
David Lukens                           2002   $125,000   $ 24,000    $ 5,367 (3)
 Senior Vice President and             2001   $115,000   $ 24,000    $ 4,988 (3)
 Chief Financial Officer of            2000   $103,500   $ 18,000    $   812 (3)
 The Berkshire Bank

---------
(1) Does not include one employee of The Berkshire Bank, not deemed to be an executive officer of the Company, who was paid $122,000 in fiscal 2000. Does not include the annual retirement credits of 5% of gross wages under the Company's Retirement Income Plan.
(2) Consists of contributions by the Company to a 401(k) account of $6,000, $5,250 and $5,250, respectively, in 2002, 2001 and 2000 and income associated with life insurance coverage in excess of $50,000.
(3) Consists of contributions by the Company to a 401(k) account of $4,470 and $4,170, respectively, in 2002 and 2001 and income associated with life insurance coverage in excess of $50,000.

              Option Grants in Fiscal Year Ended December 31, 2002

     The Company did not make any grants of options in the fiscal year ended December 31, 2002 to any of the individuals named in the Summary Compensation Table.

          Aggregated Option Exercises and Fiscal Year-End Option Values

     The following table sets forth information concerning options exercised during the fiscal year ended December 31, 2002, and the number of options owned and the value of any in-the-money unexercised options as of December 31, 2002 by any of the individuals named in the Summary Compensation Table.

                                            Number of
                                           Unexercised
                    Shares                  Options at
                   Acquired              Fiscal Year-End        Value of Unexercised
                      on        Value          (#)         In-the-Money Options at Fiscal
                   Exercise   Realized     Exercisable              Year-End ($)
Name                  (#)        ($)      /Unexercisable      Exercisable/Unexercisable
----               --------   --------   ---------------   ------------------------------
Steven Rosenberg      -0-        -0-       10,000 / 0                43,100 / 0
Moses Krausz          -0-        -0-       50,000 / 0                86,200 / 0
David Lukens          -0-        -0-       10,000 / 0                34,350 / 0

Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year end market value of the common stock. An Option is "in-the-money" if the fiscal year end fair market value of the Common Stock exceeds the option exercise price.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Company does not have a Compensation Committee of its Board of Directors, although it does have a Stock Incentive Committee. Decisions as to compensation are made by the Company's Board of Directors. During the Company's fiscal year ended December 31, 2002, none of the executive officers of the Company served on the board of directors of any other entity, any of whose executive officers has served on the Board of Directors of the Company.

Report on Executive Compensation

     There is no Compensation Committee of the Board of Directors or other committee of the Board performing equivalent functions. As noted above, compensation of the Company's executive officers is determined by the Board of Directors. There is no formal policy for determining the salaries of the Company's executive officers. However, the annual salaries of Messrs. Krausz and Lukens are governed by the terms of their respective employment agreements.

     The Board of Directors has appointed a Stock Option Committee which makes grants under and administers the 1999 Stock Incentive Plan. The Committee will continue to make grants and administer the 1999 Stock Incentive Plan for the duration of the plan.

     Total compensation for executive officers consists of a combination of salaries and stock option awards. Executive officers are entitled to receive such annual bonuses as the Board of Directors may in its discretion determine to be appropriate under the circumstances, based upon, with respect to each fiscal year, the Company's results of operations and progress with respect to the achievement of its strategic goals, the executive officers' performance, and such other factors as the Board of Directors deems to be relevant. Stock option awards under the Company's 1999 Stock Incentive Plan are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock.

                  William L. Cohen
                  Moses Marx
                  Thomas V. Guarino
                  Steven Rosenberg
                  Randolph B. Stockwell

Compensation of Directors

     Each director who is not also an employee of the Company (a "Non-Employee Director") receives a stipend of $12,000 per annum and $1,000 for each meeting held in person. Each Non-Employee Director also receives fees ranging from $100 for telephonic meetings lasting one hour or less, up to a maximum of $1,000 for telephonic meetings of four hours or more. In addition, see -- "Stock Plans" below.

Benefit Plans

     Except as set forth below under "Stock Plans" and "Retirement Income Plan", the Company does not maintain any pension, profit-sharing or other incentive compensation plans for the benefit of any of its current employees.

Stock Plans

     In 1999, the Board of Directors of the Company adopted a Stock Incentive Plan (the "1999 Stock Incentive Plan"). The Plan was approved by the Company's stockholders at a meeting held on March 23, 1999. A brief description of the 1999 Stock Incentive Plan is as follows:

     The 1999 Stock Incentive Plan permits the granting of awards in the forms of nonqualified stock options, incentive stock options, restricted stock, deferred stock, and other stock-based incentives. Up to 200,000 shares of Common Stock of the Company may be issued pursuant to the 1999 Stock Incentive Plan (subject to appropriate adjustment in the event of stock splits, combinations or changes in the corporate structure of the Company). Officers, directors and other key employees of the Company or any subsidiary are eligible to receive awards under the 1999 Stock Incentive Plan. The option exercise price of all options which are granted under the 1999 Stock Incentive Plan must be at least equal to 100% of the fair market value of a share of Common Stock of the Company on the date of grant.

Retirement Income Plan

     In April 1985, the Company adopted its Retirement Income Plan (the "Plan"), a noncontributory plan, and as of September 15, 1988, froze benefit accruals resulting in a plan curtailment. Effective as of January 1, 2000, the Company reinstated the Plan to cover substantially all full-time, non-union United States employees of the Company and its subsidiaries. A participant in the Plan accumulates a balance in his or her retirement account by receiving: (i) an annual retirement credit of 5% of gross wages paid during the year, but not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service; and
(ii) an annual interest credit based upon the 30-year U. S. Treasury securities rate. The Company pays the entire cost of the Plan for its employees and funds such costs as they accrue.

     The estimated annual benefits payable under the Plan upon retirement (at the normal retirement age of 65) for Messrs. Rosenberg and Lukens are approximately $160,000 and $15,000, respectively. In accordance with the laws currently governing the Plan, the estimated annual benefit payable to Mr. Rosenberg is not expected to increase. Mr. Krausz is not a participant in the Plan.

Employment Contracts

     The Company has entered into employment agreements with Messrs. Krausz and Lukens. Mr. Krausz currently serves as President and Chief Executive Officer of the Bank for a term expiring on April 30, 2006, subject to three automatic one year extensions unless earlier terminated. His annual base salary is $347,288 for the year ended April 30, 2003 and increases 5% annually thereafter. Mr. Krausz is also entitled to receive bonuses at the discretion of the Board of Directors.

     Mr. Lukens currently serves as the Senior Vice President and Chief Financial Officer of the Bank for a term expiring on December 31, 2003, subject to up to five automatic one year extensions unless earlier terminated. His annual salary is $125,500 and he may receive, as incentive compensation, an annual bonus as may be determined by the President of the Bank. Mr. Luken's agreement contains certain non compete provisions.

     Each of Mr. Krausz and Mr. Lukens is, in addition to salary, entitled to payment of certain business expenses and, under certain circumstances, entitled to receive their annual base salary for the remaining term of their respective agreements if their employment is terminated prior to the then current term. The employment agreements do not provide for special payments to be made to either Mr. Krausz or Mr. Lukens in the event of a change of control of the Company.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee (the "Audit Committee") of Berkshire Bancorp Inc. is comprised of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Randolph B. Stockwell (Chair), William L. Cohen and Thomas V. Guarino.

     The primary function of the Audit Committee is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to:

     a. Periodically assess the integrity of the Company's financial reporting process and systems of internal control regarding accounting.
     b. Periodically assess the independence and performance of the Company's outside auditors.
     c. Provide an avenue of communication among the outside auditors, management and the Board of Directors.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee held six meetings during fiscal 2002. During these meetings, the Audit Committee reviewed and discussed the Company's financial statements with management and Grant Thornton LLP ("Grant Thornton"), its independent certified public accountants.

         The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the Company's management and management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with Grant Thornton matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Audit Committee received the written disclosures and conforming letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with Grant Thornton their independence from the Company. It considered the non-audit services provided by Grant Thornton and determined that the services provided are compatible with maintaining Grant Thornton's independence. The total fees paid to Grant Thornton for the last two fiscal years are as follows:


                                           Fiscal Year Ended   Fiscal Year Ended
                                           December 31, 2002   December 31, 2001
                                           -----------------   -----------------
Audit Fees: Professional services                  $ 111,399            $ 86,500
rendered for the audit of the Company's
annual financial statements and for the
reviews of the financial statements
included in the Company's Quarterly
Reports on Form 10-Q.

Audit Related Fees: Professional                       6,498              12,381
services rendered for employee benefit
plan audits, accounting assistance in
connection with acquisitions and
consultations related to financial
accounting and reporting standards

Tax Fees:                                             71,009              59,478

All Other Fees: Professional services                     --                  --
rendered for corporate support

     No financial information systems design work was performed during 2002 and 2001, therefore, the Company was not billed for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of the SEC's Regulation S-X (in general, information technology services) rendered by the Company's principal accountant during the years ended December 31, 2002 and 2001. The Committee has considered whether the provision of the other non-audit services is compatible with maintaining the independence of the Company's principal accountant. Of the time expended by the Company's principal accountant to audit the Company's financial statements for the years ended December 31, 2002 and 2001, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.

     Based on the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the report of Grant Thornton to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                               THE AUDIT COMMITTEE
                        RANDOLPH B. STOCKWELL (Chairman)
                                WILLIAM L. COHEN
                                THOMAS V. GUARINO

                               PERFORMANCE GRAPH

     In January 1999, the Company completed the acquisition of The Berkshire Bank and became a Bank Holding Company. Prior to said acquisition, the Company had not had significant operating businesses or operations in a primary business segment to which a meaningful comparison of the Company's performance could be made. Accordingly, the following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of The Nasdaq Stock Market Bank Stocks Index and the Nasdaq Market Total Return Index for the five-year period ended December 31, 2002. The graph assumes that the value of the investment in the Company and the index was $100 on December 31, 1997 and assumes that all dividends were reinvested.

                RETURN TO SHAREHOLDERS OF BERKSHIRE BANCORP INC.

                         ===============================================================
                         12/31/97   12/31/98   12/31/99   12/29/00   12/31/01   12/31/02
----------------------------------------------------------------------------------------
Berkshire Bancorp Inc.    $100.00     113.40     112.13      94.89      90.44     109.62
----------------------------------------------------------------------------------------
NASDAQ Market             $100.00      99.36      95.51     108.95     117.97     120.61
Bank Stock Index
----------------------------------------------------------------------------------------
NASDAQ Market             $100.00     140.99     261.48     157.42     124.89      86.33
Total Return Index
========================================================================================

                                  OTHER MATTERS

     The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, the persons holding the accompanying proxy will vote in accordance with their judgment.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Grant Thornton LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 2002. It is currently anticipated that Grant Thornton LLP will be selected by the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 2003. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

     A stockholder proposal that complies with all of the applicable requirements under Rule 14a-8 of the Securities Exchange Act of 1934 and any other applicable regulation or statute must be received by the Company on or prior to December 10, 2003 at the address of the Company set forth on the first page of this Proxy Statement in order to be eligible for inclusion in the Company's proxy statement for the 2004 Annual Meeting of Stockholders. Any such proposal should be directed to the Secretary or Assistant Secretary of the Company.

     In accordance with Rules 14a-4(c) and 14a-5(e) promulgated under the Exchange Act, the Company hereby notifies its stockholders that it did not receive notice of any proposed matter to be submitted for stockholder vote at the Annual Meeting and, therefore, any proxies received in respect of the Annual Meeting will be voted in the discretion of the Company's management on any other matters which may properly come before the Annual Meeting. The Company further notifies its stockholders that if the Company does not receive notice by February

23, 2004 of a proposed matter to be submitted by a stockholder for stockholders vote at the 2004 Annual Meeting of Stockholders, then any proxies held by persons designated as proxies by the Company's Board of Directors in respect of such Annual Meeting may be voted at the discretion of such persons on such matter if it shall properly come before such Annual Meeting.

                                              By Order of the Board of Directors

                                              Emanuel J. Adler
                                              Secretary

Dated: April 8, 2003

                                 APPENDIX 1

                             BERKSHIRE BANCORP INC.
                                  160 Broadway
                            New York, New York 10038

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Steven Rosenberg and Emanuel Adler, and each of them, as proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Berkshire Bancorp Inc. on Thursday, May 15, 2002, at 405 Lexington Avenue, New York, New York, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.   ELECTION OF DIRECTORS:

     |_| FOR all nominees listed below      |_| WITHHOLD AUTHORITY
         (except as marked to the               to vote for all nominees listed
         contrary below).                       below.

      William L. Cohen, Thomas V. Guarino, Moses Marx, Steven Rosenberg and
                              Randolph B. Stockwell

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

--------------------------------------------------------------------------------

     The Board of Directors recommends a vote "FOR" all nominees listed above.

2.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO
     INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL BOARD NOMINEES LISTED IN PROPOSAL 1.

DATED:________________________,2002     Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        ________________________________________
                                        Signature


                                        _________________________
                                        Signature if held jointly

           Please mark, sign, date and return this proxy card promptly using the enclosed envelope.